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                                  EXHIBIT 16.1

                LETTER REGARDING CHANGE IN CERTIFYING ACCOUNTANT

August 1, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Commissioners:

We have read the statements made by American Commercial Lines LLC (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K as part of the Company's Form 8-K report dated July 25, 2002. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP